Exhibit 21.1

                                  SUBSIDIARIES


NAME OF SUBSIDIARY                                     JURISDICTION
------------------                                     ------------
J.D. Edwards World Solutions Company                   Colorado
J.D. Edwards World Source Company                      Colorado
J.D. Edwards Netherlands B.V., Baarn                   Netherlands
J.D. Edwards (U.K.) Ltd.                               United Kingdom
J.D. Edwards France SA                                 France
J.D. Edwards Deutschland GmbH                          Germany
J.D. Edwards Italia S.p.A.                             Italy
J.D. Edwards (Singapore) Pte. Ltd.                     Singapore
Nippon J.D. Edwards                                    Japan
J.D. Edwards de Mexico y Compania en N.C. de C.V.      Mexico
J.D. Edwards Brasil Limitada                           Brazil
J.D. Edwards Canada Ltd.                               Canada
J.D. Edwards S.A. (Proprietary) Limited                South Africa
J.D. Edwards (Hong Kong) Limited                       Hong Kong
J.D. Edwards (China) Software Systems Co., Ltd.        China
J.D. Edwards Austria GmbH                              Austria
J.D. Edwards Shanghai Co., Ltd.                        Shanghai
J.D. Edwards (Schweiz) AG                              Switzerland
J.D. Edwards World Solutions Australia                 Australia
J.D. Edwards & Company Foreign Sales, Inc.             Barbados


World Technology Services LLC (J.D. Edwards & Company is a 50% owner of this company)